Exhibit 99.1

ACCELRYS ANNOUNCES FISCAL 2006 FINANCIAL RESULTS

Net Loss Reduced by over 50%; Positive Operating Cash Flow of $5.8 Million

Company Completes Restatement of Historical Financial Statements

San Diego, May 24, 2006 — Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the quarter and fiscal year ended March 31, 2006 and for the quarter and nine-month period ended December 31, 2005. The Company also announced that it has completed the restatement of its historical financial statements and filed its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005 and its Annual Report on Form 10-K for the fiscal year ended March 31, 2006. The financial results included in this press release reflect the restatement for all periods presented.

Fiscal 2006 Results

Revenue for the fiscal year ended March 31, 2006 was $82.0 million, an increase of 4% from $79.0 million for the fiscal year ended March 31, 2005. The increase in revenue reflects organic growth in sales of the Company’s platform and solutions offerings as well as the additive effect of a full year of revenue from our SciTegic subsidiary included in fiscal year 2006, as compared to only six months of SciTegic revenues included in fiscal year 2005. These increases in revenue were partially offset by continued declines in sales of some of our traditional modeling and simulation products to life sciences companies.

“We are very pleased with our financial performance in fiscal 2006,” said Mark J. Emkjer, Accelrys President and Chief Executive Officer. “We reported revenue growth, reduced our net loss by over 50 percent, and generated positive cash flow. In addition, our deferred revenue and backlog of signed, multi-year customer contracts continues to grow, reflecting the increased confidence our customers have in Accelrys. We are particularly pleased that our strategic focus on providing platform and solutions offerings resulted in increased revenue during the year. We continue to believe that these offerings represent a significant growth opportunity.”

Total operating costs and expenses for the fiscal year ended March 31, 2006 were $90.7 million compared to $96.8 million for the fiscal year ended March 31, 2005. Included in total operating costs and expenses were severance and lease abandonment costs of $3.2 million in fiscal 2006 and $5.1 million in fiscal 2005. Fiscal 2006 also included $1.1 million in professional services costs related to the restatement, while fiscal 2005 expenses also included $0.5 million in costs associated with the acquisition of SciTegic, Inc. Excluding the impact of these costs, total operating costs and expenses declined 5% from the prior year.

The Company reported a loss from continuing operations of $(7.7) million, or $(0.30) per share for the fiscal year ended March 31, 2006 compared to a loss from continuing operations of $(15.5) million, or $(0.62) per share, for the fiscal year ended March 31, 2005. Excluding the severance, lease abandonment, restatement and acquisition costs from both fiscal years, the loss from continuing operations narrowed to $(3.5) million in fiscal 2006, from $(9.9) million in fiscal 2005.

The Company reported a net loss of $(7.7) million, or $(0.30) per share, for the fiscal year ended March 31, 2006 compared to a net loss of $(16.6) million, or $(0.66) per share, for the fiscal year ended March 31, 2005. The net loss in fiscal 2005 included a net loss from discontinued operations of $(1.1) million, or $(0.04) per share. There were no discontinued operations in fiscal 2006.

The Company reported total cash, restricted cash and investments of $66.0 million at March 31, 2006, up from $63.3 million at March 31, 2005. The Company also reported positive operating cash flow of $5.8 million for the fiscal year ended March 31, 2006 as compared to negative operating cash flow of $(14.2) million for the fiscal year ended March 31, 2005. In addition, total deferred revenue increased to $61.3 million at March 31, 2006, up from $58.6 million at March 31, 2005.

Fourth Quarter Fiscal 2006 Results

Revenue for the quarter ended March 31, 2006 was $19.4 million, down from $20.9 million for the quarter ended March 31, 2005. The decrease in revenue is due to lower order levels earlier in fiscal 2006, which, due to our ratable revenue recognition policy, negatively impacted revenue in the fourth fiscal quarter. However, orders in the fourth quarter were strong, and we ended the year with higher levels of deferred revenue than a year ago.

Total operating costs and expenses for the quarter ended March 31, 2006 were $25.8 million compared to $29.5 million for the quarter ended March 31, 2005. Included in total operating costs and expenses were severance and lease abandonment costs of $3.2 million in the fourth quarter of fiscal 2006 and $1.5 million in the fourth quarter of fiscal 2005. The fourth quarter of fiscal 2006 also included $1.1 million in professional services costs related to the restatement. Excluding the impact of these costs, total operating costs and expenses were $21.5 million for the quarter ended March 31, 2006, a 23% reduction from $28.0 million in the same quarter of last year.

The Company reported a net loss of $(6.4) million, or $(0.25) per share for the quarter ended March 31, 2006 compared to a net loss of $(7.3) million, or $(0.28) per share, for the quarter ended March 31, 2005. Excluding the severance, lease abandonment and restatement costs from both quarters, the net loss narrowed to $(2.1) million in fiscal 2006, from $(5.8) million in fiscal 2005.

Restatement

The Company also announced today that it has completed the restatement of its historical financial statements and is now current in its filings with the SEC. As a result, the Company expects to receive notification that it is compliant with NASDAQ’s listing requirements.

The restated consolidated financial statements reflect changes to the timing of revenue recognized under term-based and perpetual software license arrangements which include multiple elements (typically software licenses and post-contract customer support, referred to as “PCS”) and a change in accounting for software development costs. The restated consolidated financial statements also reflect the reclassification of general and administrative expenses and interest income between continuing and discontinued operations, the reclassification of cash flows from discontinued operations as net cash provided by (used in) discontinued operating, investing and financing activities, as opposed to a single line item as previously reported, and the reclassification of investments in auction rate securities to marketable securities from cash and cash equivalents.

The Company also noted that following review and consultation with the SEC, no restatement adjustments are required for the Company’s term-based, subscription software license contracts entered into after January 2004.

The nature of the restatement adjustments and the impact of the restatement on the Company’s previously issued consolidated financial statements are described more fully in Note 2 to the restated consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.

In summary, the restatement adjustments relating to revenue recognition resulted in ratable revenue recognition for the majority of our historical software license contracts. Since the adjustments were solely related to the timing of revenue recognition, the total revenue and profits associated with the contracts remain the same over the life of the contracts. The restated financial statements now reflect higher levels of deferred revenue at the end of each of the previously reported three fiscal periods included in our Annual Report on Form 10-K, and higher reported revenue and reduced losses from continuing operations in each of those three periods. The restated financial statements also reflect reduced net losses in two of those three periods. The following table presents the impact of the restatement on revenue, total operating costs and expenses, loss from continuing operations, loss from discontinued operations, net loss, total deferred revenue and accumulated deficit for the previously reported three fiscal periods (in thousands):

	Fiscal year ended March 31, 2005	Three months ended March 31, 2004	Fiscal year ended December 31, 2003
Increase in “Revenue”	$9,399	$8,224	$648
Decrease (increase) in “Total operating costs and expenses”	(805)	424	(197)
Decrease in “Loss from continuing operations”	8,594	8,648	451
Decrease (increase) in “Loss from discontinued operations”	0	(538)	(1,550)
Decrease (increase) in “Net loss”	8,594	8,110	(1,099)

	At March 31, 2005	At March 31, 2004	At December 31, 2003
Increase in “Total deferred revenue”	$16,018	$25,417	$33,641
(Increase) in “Accumulated deficit”	(24,157)	(32,751)	(40,861)

Non-GAAP Measures

This press release includes certain non-GAAP financial measures as outlined below. The Company believes the non-GAAP measures of total costs and expenses and loss from continuing operations adjusted to exclude the effect of acquisition, restatement, severance and lease abandonment costs are useful for evaluating the operating performance of the Company because this information provides investors and others with a measure of operating results which allows for ease of comparison with historical results and with the results of other companies, and provides insight into on-going performance. Further, the Company’s management and Board of Directors utilize these measures when evaluating and comparing the Company’s performance against internal financial forecasts and budgets. The non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The following table contains a reconciliation of these measures to the Company’s GAAP results (in thousands):

	Three months ended March 31, 2006	Three months ended March 31, 2005	Fiscal year ended March 31, 2006	Fiscal year ended March 31, 2005
GAAP Total costs and expenses	$25,809	$29,497	$90,711	$96,800
Less: Severance and lease abandonment expenses	(3,182)	(1,497)	(3,178)	(5,110)
Less: Restatement costs	(1,099)	—	(1,099)	—
Less: Acquisition related expenses	—	—	—	(450)
Non-GAAP Total costs and expenses	$21,528	$28,000	$86,434	$91,240

GAAP Loss from continuing operations	$(6,427)	$(7,301)	$(7,739)	$(15,461)
Add back: Severance and lease abandonment expenses	3,182	1,497	3,178	5,110
Add back: Restatement costs	1,099	—	1,099	—
Add back: Acquisition related expenses	—	—	—	450
Non-GAAP Loss from continuing operations	$(2,146)	$(5,804)	$(3,462)	$(9,901)

Conference Call Details

At 5:00 p.m. EST today, Accelrys will conduct a conference call to discuss its fiscal 2006 financial results and the restatement. To participate, please dial 1-866-510-0708 (1 617-597-5377 outside the United States) and enter the access code, 55736528, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing 1-888-286-8010 (1-617-801-6888 outside the United States) and entering access code 25066868 from 7:00 p.m. ET May 24, through 11:59 p.m. ET, June 23, 2006.

About Accelrys

Accelrys, Inc. (ACCL) is a leading provider of software for computation, simulation, and the management and mining of scientific data used by biologists, chemists and materials scientists, including nanotechnology researchers for product design as well as drug discovery and development. Accelrys technology and services are designed to meet the needs of today’s leading research organizations. The company is headquartered in San Diego, California. Its materials research and development team is based at its European Headquarters and Centre of Excellence in Cambridge, UK. For more information see http://www.accelrys.com/.

Forward Looking Statements

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including statements relating to the growth in backlog, deferred revenue and customer confidence as well as statements regarding growth opportunities and notification from NASDAQ that the Company is compliant with its listing requirements, are forward-looking statements. The Company’s actual results could differ materially from those projected in these forward looking statements due to a number of factors, including without limitation, the successful release and customer acceptance of new products and demand for the Company’s new and existing products, as well as NASDAQ’s concurrence with the Company regarding the Company’s compliance with NASDAQ’s listing requirements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended March 31, 2006. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:

Accelrys, Inc.

David Sankaran

858-799-5447

ACCELRYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS AND YEARS ENDED MARCH 31, 2006 AND 2005

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
		(Restated)		(Restated)

Revenue	$19,429	$20,892	$82,001	$79,030
Operating costs and expenses:
Cost of revenue	4,426	4,834	17,095	14,317
Product development	5,347	6,135	21,721	22,717
Sales and marketing	8,097	11,568	32,657	36,916
General and administrative	4,757	5,463	16,060	17,290
Severance and lease abandonment charges	3,182	1,497	3,178	5,110
Acquired in-process product development	—	—	—	450
Total operating costs and expenses	25,809	29,497	90,711	96,800
Operating loss from continuing operations	(6,380)	(8,605)	(8,710)	(17,770)
Interest and other income, net	239	481	1,869	1,738
Loss from continuing operations before taxes	(6,141)	(8,124)	(6,841)	(16,032)
Income tax expense (benefit)	286	(823)	898	(571)
Loss from continuing operations	(6,427)	(7,301)	(7,739)	(15,461)
Loss from discontinued operations	—	—	—	(1,117)
Net loss	$(6,427)	$(7,301)	$(7,739)	$(16,578)
Basic and diluted loss per share amounts:
Loss from continuing operations	$(0.25)	$(0.28)	$(0.30)	$(0.62)
Loss from discontinued operations	—	—	—	(0.04)
Net loss	$(0.25)	$(0.28)	$(0.30)	$(0.66)
Weighted averaged shares used to compute basic and diluted loss per share amounts	26,195	25,920	26,116	25,137

ACCELRYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
		(Restated)		(Restated)

Revenue	$20,433	$19,600	$62,572	$58,138
Operating costs and expenses:
Cost of revenue	4,361	4,210	12,669	9,483
Product development	4,952	6,409	16,374	16,582
Sales and marketing	8,675	10,109	24,560	25,348
General and administrative	3,612	4,139	11,304	11,827
Severance and lease abandonment charges (recoveries)	—	3,612	(4)	3,612
Acquired in-process product development	—	(250)	—	450
Total operating costs and expenses	21,600	28,229	64,903	67,302
Operating loss from continuing operations	(1,167)	(8,629)	(2,331)	(9,164)
Interest and other income, net	530	184	1,630	1,257
Loss from continuing operations before taxes	(637)	(8,445)	(701)	(7,907)
Income tax expense (benefit)	(70)	(362)	611	252
Loss from continuing operations	(567)	(8,083)	(1,312)	(8,159)
Loss from discontinued operations	—	—	—	(1,117)
Net loss	$(567)	$(8,083)	$(1,312)	$(9,276)
Basic and diluted loss per share amounts:
Loss from continuing operations	$(0.02)	$(0.31)	$(0.05)	$(0.33)
Loss from discontinued operations	—	—	—	(0.04)
Net loss	$(0.02)	$(0.31)	$(0.05)	$(0.37)
Weighted averaged shares used to compute basic and diluted loss per share amounts	26,143	25,841	26,090	24,876

ACCELRYS, INC.

CONSOLIDATED BALANCE SHEET INFORMATION

AS OF MARCH 31, 2006 AND 2005

(In thousands)

	March 31,
	2006	2005
		(Restated)
Assets
Cash, cash equivalents, restricted cash and marketable securities	$66,022	$63,304
Trade receivables, net	17,289	20,006
Other assets, net	63,444	69,105
Total assets	$146,755	$152,415
Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	16,536	19,074
Total deferred revenue	61,269	58,614
Noncurrent liabilities, excluding deferred revenue	5,742	5,131
Total stockholders’ equity	63,208	69,596
Total liabilities and stockholders’ equity	$146,755	$152,415

ACCELRYS, INC.

CONSOLIDATED BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2005 AND MARCH 31, 2005

(In thousands)

	December 31, 2005	March 31, 2005
		(Restated)
Assets
Cash, cash equivalents, restricted cash and marketable securities	$50,079	$63,304
Trade receivables, net	37,434	20,006
Other assets, net	64,181	69,105
Total assets	$151,694	$152,415
Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	15,715	19,074
Total deferred revenue	61,765	58,614
Noncurrent liabilities, excluding deferred revenue	5,018	5,131
Total stockholders’ equity	69,196	69,596
Total liabilities and stockholders’ equity	$151,694	$152,415